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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
OVERLAND STORAGE, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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OVERLAND STORAGE, INC.
4820 Overland Avenue
San Diego, California 92123

October 15, 2002

Dear Shareholder:

        You are cordially invited to attend the annual meeting of shareholders of Overland Storage, Inc. to be held at the offices of the Company, located at 4820 Overland Avenue, San Diego, California 92123, on Tuesday, November 19, 2002 at 9:00 a.m. (Pacific Time).

        The attached notice of annual meeting and proxy statement include the agenda for the shareholders' meeting and explain the matters that we will discuss at the meeting, and provide general information about Overland Storage, Inc.

        Your vote is very important. Whether or not you plan to attend the meeting, please complete, sign, date and return the enclosed proxy as soon as possible to ensure your representation at the meeting. We have provided a postage-paid envelope for your convenience. If you plan to attend the annual meeting and prefer to vote in person, you may still do so even if you have already returned your proxy.

        If you are a shareholder of record (that is, if your stock is registered with us in your own name), then you may vote by telephone, or electronically over the Internet, by following the instructions included in the proxy statement and with your proxy card. If your shares are registered in the name of a broker or other nominee, your nominee may be participating in a program provided through ADP Investor Communication Services that allows you to vote by telephone or the Internet. If so, the voting form that your nominee sends you will provide telephone and Internet instructions.

        We look forward to seeing you at the annual meeting.

Sincerely,
CHRISTOPHER P. CALISI President and Chief Executive Officer

OVERLAND STORAGE, INC.
4820 Overland Avenue
San Diego, California 92123

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
NOVEMBER 19, 2002

        The annual meeting of shareholders of Overland Storage, Inc. will be held at the offices of the Company, located at 4820 Overland Avenue, San Diego, California 92123, on Tuesday, November 19, 2002, at 9:00 a.m. (Pacific Time) for the following purposes:

  1.
  To elect five directors;

  2.
  To ratify the appointment of PricewaterhouseCoopers LLP as our independent accountants for the fiscal year ended June 30, 2003; and

  3.
  To transact any other business that may properly come before the meeting or any adjournment or postponement of the meeting.

        The foregoing items of business are more fully described in the proxy statement.

        If you were a shareholder of record at the close of business on September 23, 2002, then you may vote at the annual meeting. A list of shareholders entitled to vote at the meeting will be available for inspection at our offices.

                      By Order of the Board of Directors

                      VERNON A. LoFORTI
                       Secretary

Dated: October 15, 2002

All shareholders are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, sign, date and return the enclosed proxy card as soon as possible to ensure your representation at the meeting. A postage-paid return envelope is enclosed for your convenience. Alternatively, you may vote by telephone or over the Internet by following the instructions included in this proxy statement and with your proxy card. It is important that you return your proxy because a majority of the outstanding shares must be represented, either in person or by proxy, to constitute a quorum at the meeting. Even if you have given your proxy, you may still vote in person if you attend the meeting. Please note, however, that if a broker, bank or other nominee holds your shares of record and you wish to vote at the meeting, then you must obtain from the record holder a proxy issued in your name.

OVERLAND STORAGE, INC.
4820 Overland Avenue
San Diego, California 92123

2002 PROXY STATEMENT

General Information

        Your proxy in the form of the enclosed proxy card has been solicited by the Board of Directors of Overland Storage, Inc., a California corporation, for use at our 2002 annual meeting of shareholders. The meeting will be held at the offices of the Company, located at 4820 Overland Avenue, San Diego, California 92123, on Tuesday, November 19, 2002 at 9:00 a.m. (Pacific Time) or at any adjournment or postponement thereof, for the purposes stated herein. This proxy statement summarizes the information that you will need to know to vote in an informed manner.

Voting Rights and Outstanding Shares

        We will begin mailing this proxy statement and the accompanying proxy card on or about October 15, 2002 to all shareholders of record that are entitled to vote. Only shareholders that owned our common stock at the close of business on September 23, 2002 are entitled to vote at the annual meeting. On this record date, we had 11,039,122 shares of our common stock outstanding.

        Each share of our common stock that you own entitles you to one vote on all matters to be voted upon at the meeting. The proxy card indicates the number of shares of our common stock that you own. We will have a quorum to conduct the business of the annual meeting if holders of a majority of the shares of our common stock are present, in person or by proxy. Abstentions and broker non-votes (i.e., shares of common stock held by a broker or nominee that are represented at the meeting, but that the broker or nominee is not empowered to vote on a particular proposal) will be counted in determining whether a quorum is present at the meeting.

        Directors will be elected by a plurality of votes cast by shares present or represented at the meeting. Abstentions will have no impact on the election of directors. The proposal to ratify the appointment of our independent accountants must be approved by a majority of votes actually cast. Abstentions and broker non-votes are not counted as votes for or against these proposals, but abstentions will have the same effect as votes against the proposals. Broker non-votes will not be counted as votes cast and will have no effect on the result of the vote for the proposals.

Voting

        You may vote in one of three ways:

  •
  Attend the 2002 annual meeting and vote in person;

  •
  Complete, sign, date and return the enclosed proxy card; or

  •
  Vote by telephone or the Internet following the instructions included with your proxy card and outlined below.

        A representative from our transfer agent, Wells Fargo Shareowner Services, will tabulate the votes. The shares of our common stock represented by proxy will be voted in accordance with the instructions given on the proxy so long as the proxy is properly executed and received by us prior to the close of voting at the meeting or any adjournment or postponement of the meeting. If no instruction is given, then the proxy will be voted for the nominees for director and for each of the other proposals. In addition, the individuals that we have designated as proxies for the meeting will have discretionary authority to vote for or against any other shareholder matter presented at the meeting.

For Shares Registered in Your Name

        If you are a shareholder of record, then you may go to http://www.eproxy.com/ovrl/ to vote your shares over the Internet. The votes represented by this proxy will be generated on the computer screen and you will be prompted to submit or revise your vote as desired. If you are using a touch-tone telephone, then you may vote your shares by calling 1-800-240-6326 and following the recorded instructions. You will be required to provide the control number contained on your proxy card when you vote either by the Internet or by telephone, so please have it available when you vote.

        Votes submitted by telephone must be received by 9:00 a.m., Pacific Time, on Monday, November 18, 2002. Votes submitted over the Internet must be received by 10:00 a.m., Pacific Time, on Monday, November 18, 2002. Submitting your proxy by telephone or via the Internet will not affect your right to vote in person should you decide to attend the annual meeting.

For Shares Registered in the Name of a Broker or Bank

        Most beneficial owners whose stock is held in street name will receive instructions for voting their shares from their broker, bank or other agent, rather than our proxy card.

        A number of brokers and banks participate in a program provided through ADP Investor Communication Services that allows shareholders to grant their proxy to vote shares by means of the telephone and Internet. If your shares are held in an account with a broker or bank participating in the ADP Investor Communication Services program, then you may vote your shares telephonically by calling the telephone number shown on the instruction form received from your broker or bank, or over the Internet at ADP Investor Communication Services' web site at http://www.proxyvote.com.

        If you wish to vote in person at the annual meeting, then you must obtain a legal proxy issued in your name from the broker, bank or other nominee that holds your shares of record.

Revocability of Proxies

        Once you have submitted your proxy by mail, telephone or Internet, you may revoke it at any time before it is voted at the meeting. You may revoke your proxy in any one of three ways:

  •
  You may mail to us another proxy marked with a later date;

  •
  You may notify our Secretary in writing that you wish to revoke your proxy before it is voted at the annual meeting; or

  •
  You may vote in person at the annual meeting.

Solicitation

        We will bear the entire cost of soliciting proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to shareholders. We will provide copies of solicitation materials to banks, brokerage houses, fiduciaries and custodians holding in their names shares of our common stock that are beneficially owned by others for forwarding to the beneficial owners. We may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials to the beneficial owners. Solicitations will be made primarily through the mail, but may be supplemented by telephone, telegram, facsimile, Internet or personal solicitation by our directors, officers, employees or other agents. No additional compensation will be paid to these individuals for these services.

Shareholder Proposals for 2003

        The deadline for shareholders to submit proposals to be considered for inclusion in our proxy statement for the 2003 annual meeting of shareholders is June 12, 2003. These proposals may be included in next year's proxy statement if they otherwise comply with certain rules and regulations promulgated by the Securities and Exchange Commission (SEC). We are not required to include any proposal in next year's proxy statement that fails to meet all of the requirements for inclusion established by the SEC. If you intend to present a proposal at next year's meeting that will not be discussed in next year's proxy statement, then you should notify us before August 26, 2003. Otherwise, the proxy solicited by the Board for the 2003 annual meeting will confer discretionary authority on the Board to vote on any shareholder proposal presented at that meeting.

BOARD STRUCTURE AND COMPENSATION

Board Meetings and Committees

        Our Board currently has six directors and the following three committees: Audit, Compensation and Nominating. All of these committees are comprised entirely of independent directors who are not officers or former officers of Overland Storage, Inc. During the fiscal year ended June 30, 2002, our Board held 11 meetings and each director attended at least 75% of all Board and applicable committee meetings. Membership of the committees is as follows:

Audit Committee	Compensation Committee	Nominating Committee
John A. Shane (Chairman)	Peter Preuss (Chairman)	Robert A. Degan (Chairman)
Robert A. Degan	Robert A. Degan	Peter Preuss
Peter Preuss	John A. Shane	John A. Shane

        The Audit Committee held five meetings during fiscal year 2002. The Audit Committee acts pursuant to the Audit Committee Charter adopted by the Board of Directors and performs the following functions:

  •
  reviews our annual and quarterly financial statements and oversees the annual and quarterly financial reporting processes;

  •
  reviews and approves all related party transactions;

  •
  selects our independent accountants, oversees their compensation and independence and reviews the scope of their activities; and

  •
  receives and considers our independent accountants' comments as to the adequacy and effectiveness of our accounting and financial controls, and the evaluation of our staff and management performance.

        The Compensation Committee held seven meetings during fiscal 2002. The Compensation Committee acts pursuant to the Compensation Committee Charter adopted by the Board of Directors and performs the following functions:

  •
  reviews and approves executive compensation levels;

  •
  awards stock options; and

  •
  administers our various stock option and employee stock purchase plans.

        The Nominating Committee, held three meetings during fiscal 2002. The Nominating Committee acts pursuant to the Nominating Committee Charter adopted by the Board of Directors and performs the following functions:

  •
  monitors the size, composition and performance of the Board; and

  •
  recommends qualified candidates to the Board for election as directors.

        The Nominating Committee will consider nominees recommended by our shareholders if the nominee recommendations are submitted in writing to our Secretary at our headquarters in San Diego, California.

Non-Employee Director Compensation

        Our compensation plan for non-employee directors consists of both a cash component and an equity component. We pay each non-employee director $5,000 per quarter, plus $1,500 for each Board meeting attended ($750 if held telephonically), plus reimbursement for expenses. Members of the Audit Committee and the Compensation Committee receive a retainer of $500 per quarter in lieu of a fee for committee meetings attended during a quarter and members of the Nominating Committee receive $500 for each committee meeting attended ($250 if held telephonically and no fee if held the same day as a Board meeting). Until August 2002, members of the Audit Committee and the Compensation Committee received the same compensation as members of the Nominating Committee. In April 2001 we temporarily reduced the amount of the fees that we paid to our non-employee Board members by 10% as part of a company-wide cost reduction effort. The temporary 10% fee reduction was eliminated at the rate of 2.5% per quarter commencing July 1, 2001 and ending April 1, 2002. In addition to the cash component, upon appointment to the Board, non-employee directors receive a nonqualified stock option to purchase 50,000 shares of common stock at the fair market value on the grant date. A new option to purchase 50,000 shares is granted when all options held by a currently serving director have vested. These options vest at the rate of 2,000 shares per Board meeting attended. Messrs. McClendon and Gray each received an option to purchase 50,000 shares of common stock on July 2, 2001 in connection with their transition to the status of non-employee directors. Mr. Degan received an option to purchase 50,000 shares of common stock on August 8, 2002 as all his other options had vested.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Information About our Board of Directors

        Our Board of Directors, acting pursuant to the bylaws of the Company, has determined that the number of Directors constituting the full Board of Directors shall be six at the present time. The Board size will decrease to five after the Annual Meeting, given that Martin D. Gray is retiring from the Board as of the Annual Meeting. We are deeply indebted to Mr. Gray for his 22 years of dedicated service and leadership. He co-founded Overland in 1980 and is a recognized industry guru in tape drive data channel technology. He is the inventor of the Company's VR2 tape encoding technique, which is a patented highly efficient code capable of dramatically increasing the speed and capacity of linear tape drives. VR2 has been adopted by the leading suppliers of tape drives in all three market segments: StorageTek in the enterprise space, Quantum in the mid-range and Seagate at the entry-level. Mr. Gray remains the Company's largest shareholder and will be involved on a consulting basis to further enhance the value and performance of VR2. We intend to carry on his legacy of conservative management, staunch ethical behavior and shareholder advocacy.

        The Board of Directors has, upon recommendation of the Nominating Committee, nominated Christopher Calisi, Robert A. Degan, Scott McClendon, Peter Preuss and John A. Shane for reelection as members of the Board of Directors. Each newly elected director will serve a one-year term until the next annual meeting of shareholders or until his successor is elected and qualified. During the course of a term, the Board may elect a new director to fill any vacant spot, including a vacancy caused by an increase in the size of the Board. The new director will complete the term of the director he or she replaced. Each person nominated for election has agreed to serve if elected, and we have no reason to believe that any nominee will be unable to serve. However, if any nominee cannot serve, then your proxy will be voted for another nominee proposed by the Board, or the Board may reduce the number of directors. Any votes cast may be distributed among the director nominees voted for in such proportions as the proxy holder may determine in his or her sole judgment.

Cumulative Voting Rights

        Our bylaws provide that you can cumulate your votes in the election of directors if, before the vote begins, the candidate or candidates have been nominated and any of our shareholders notifies us of his or her intent to cumulate his or her votes. Under cumulative voting, you may cast a number of votes equal to the product of the number of your shares times the number of directors to be elected at the meeting. If you notify us that you intend to cumulate your votes at any time before the election of directors begins, then you may vote all of your votes for one candidate, or you may distribute your votes among as many candidates as you desire. The candidates receiving the five highest numbers of affirmative votes of the shares entitled to vote in the election of directors will be elected. If voting for directors is conducted by cumulative voting, then the person named on the proxy will have discretionary authority to cumulate votes among the candidates.

Vote Required

        The five nominees who receive the highest number of votes represented by shares of common stock present or represented by proxy and entitled to vote at the annual meeting will be elected.

Biographies of Director Nominees

Christopher P. Calisi Director since 2001 Age 42
Mr. Calisi has served as our President and Chief Executive Officer since March 2001. From October 1999 to January 2001, he was Chief Executive Officer of eHelp Corporation, a provider of Internet development tools. From 1992 to 1999, he held several senior executive positions with Symantec Corporation, a provider of Internet security technology, including Vice President, Communications Division and Vice President, Sales & Marketing — Asia Pacific. From 1988 to 1991, he held management positions in sales and marketing with Unify Corporation, a provider of database and application development and deployment software and services.
Robert A. Degan Director since 2000 Age 63
Mr. Degan has been a private investor since January 2000. From November 1998 to December 1999, Mr. Degan served as General Manager of the Enhanced Services & Migration Business Unit (formerly, Summa Four, Inc.) of Cisco Systems, Inc., an Internet networking company. From July 1998 to November 1998, Mr. Degan was Chairman, President and Chief Executive Officer of Summa Four, Inc., and from January 1997 to July 1998 he served as its President and Chief Executive Officer and as a director. From August 1996 to December 1996, Mr. Degan served as an Executive Vice President of Sync Research Inc., a leading provider of wide area network access and management solutions. From 1991 to 1996, Mr. Degan was the President, Chief Executive Officer and a director of Tylink Corporation, a data communications company. Mr. Degan is also a director of FlexiInternational Software, Inc., a financial accounting software company, Gensym Corporation, a business process software company, and CaminoSoft Corp., an information storage company. Mr. Degan was formerly on the research staff at Massachusetts Institute of Technology (MIT).
Scott McClendon Director since 1991 Age 63
Mr. McClendon is currently a private investor and Chairman of our Board of Directors. He served as our President and Chief Executive Officer from October 1991 to March 2001, when he was named our Chairman, and was an officer and employee until June 2001. He was employed by Hewlett-Packard Company, a global manufacturer of computing, communications and measurement products and services, for over 32 years in various positions in engineering, manufacturing, sales and marketing. He last served as the General Manager of the San Diego Technical Graphics Division and Site Manager of Hewlett-Packard in San Diego, California. Mr. McClendon is a director of SpaceDev, Inc.

Peter Preuss Director since 1998 Age 59
Mr. Preuss has been a private investor since 1985. He has served as President of The Preuss Foundation, Inc., a non-profit corporation that sponsors cancer research and related seminars and conferences, since it was founded in 1985. From 1970 to 1986, he was President and Chairman of the Board of Integrated Software Systems Corporation (ISSCO), the first software company specializing in computer graphics, which he founded. Mr. Preuss currently serves as a Regent of the University of California.
John A. Shane Director since 1992 Age 69
Mr. Shane is the founder, and has served as President, of Palmer Service Corporation, a venture capital management firm, since 1972. He is a director of Gensym Corporation, a business process software company and Eastern Bank Corporation, a commercial bank.

Our Board recommends a vote FOR the election to the Board of each of these nominees.

PROPOSAL NO. 2

RATIFICATION OF INDEPENDENT ACCOUNTANTS

        We are asking you to ratify the appointment of PricewaterhouseCoopers LLP as our independent accountants for the fiscal year ending June 30, 2003. PricewaterhouseCoopers LLP has audited our financial statements annually since our inception. Representatives of PricewaterhouseCoopers LLP are expected to be at the annual meeting to answer any questions and make a statement should they choose to do so.

        Although our bylaws do not require that our shareholders approve the appointment of our independent accountants, our Board is submitting the selection of PricewaterhouseCoopers LLP to our shareholders for ratification as a matter of good corporate practice. If our shareholders vote against the ratification of PricewaterhouseCoopers LLP, our Board will reconsider whether or not to retain the firm. Even if our shareholders ratify the appointment, our Board may choose to appoint a different independent accounting firm at any time during the year if our Board determines that such a change would be in the best interests of Overland Storage, Inc. and our shareholders.

Vote Required

        The affirmative vote by the holders of a majority of the shares present in person or represented by proxy at the annual meeting and entitled to vote is required to ratify the appointment of accountants.

Audit Fees

        Total Fees.    During fiscal year 2002, we have been or will be billed a total of $131,100 by PricewaterhouseCoopers LLP for the audit of our financial statements for fiscal year 2002 and the review of our interim financial statements.

        Financial Information Systems Design and Implementation Fees.    We did not engage PricewaterhouseCoopers LLP to provide advice regarding information technology consulting during fiscal year 2002.

        All Other Fees.    During fiscal year 2002, we were billed a total of $72,353 by PricewaterhouseCoopers LLP for tax services they provided and $20,000 for audit services they provided in connection with the company's 401(k) Plan for calendar years ended December 31, 2000 and December 31, 2001.

        The Audit Committee has determined that the provision of the above-described non-audit services by PricewaterhouseCoopers LLP is compatible with maintaining the accountants' independence.

        Our Board recommends a vote FOR ratification of PricewaterhouseCoopers LLP as our independent accountants.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table outlines the ownership of our common stock as of September 23, 2002 by:

  •
  each director and nominee for director;

  •
  each executive officer named in the Summary Compensation Table below;

  •
  all directors and executive officers as a group; and

  •
  every entity that we know beneficially owns more than 5% of our outstanding common stock.

        This table is based upon information supplied by officers, directors and principal shareholders and filings with the Securities and Exchange Commission. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the shareholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.

	Beneficial Ownership
Beneficial Owner	Shares Currently Owned		Shares Acquirable Within 60 Days (1)	Percent of Class (2)
William Blair & Company, LLC 222 West Adams Street Chicago, Illinois 60606	1,393,860	(3)	0	12.6%
U.S. Bancorp Asset Management, Inc. 800 Nicollett Mall Minneapolis, MN 55402-4302	643,325	(3)	0	5.8%
Christopher P. Calisi	6,559		347,213	3.1%
Robert A. Degan	2,000	(4)	52,000	*
Martin D. Gray	1,633,897		27,667	15.0%
Scott McClendon	453,880	(5)	24,000	4.3%
Peter Preuss	54,896		76,000	1.2%
John A. Shane	16,875	(6)	59,000	*
Chester Baffa	0		79,162	*
W. Michael Gawarecki	350		125,833	1.1%
Vernon A. LoForti	1,832		144,983	1.3%
Robert J. Scroop	19,600		156,033	1.6%
All directors and executive officers as a group (13 persons)	2,210,873		1,176,667	27.7%

*
Less than 1%

(1)
Includes shares of common stock which could be acquired upon exercise of stock options which are either currently vested or will vest within 60 days.

(2)
Based on 11,039,122 shares of common stock outstanding on September 23, 2002, adjusted as required by rules promulgated by the SEC.

(3)
Pursuant to a Schedule 13F dated June 30, 2002.

(4)
Includes 1,000 shares of common stock held by Mr. Degan's wife.

(5)
Represents shares of common stock owned by Mr. McClendon through his family trust and includes 1,000 shares held by his wife.

(6)
Includes 3,202 shares of common stock held by Palmer Service Corporation, of which Mr. Shane is the President.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and holders of more than 10% of our common stock to file reports of ownership and changes in ownership with the SEC. Based solely on copies of these reports provided to us and written representations that no other reports were required, we believe that these persons met all of the applicable Section 16(a) filing requirements during fiscal year 2002.

Executive Officers

        Our current executive officers are:

Name	Age	Position Held
Christopher P. Calisi	42	President and Chief Executive Officer
Chester Baffa	62	Vice President, Worldwide Sales and Customer Support
John F. Cloyd	43	Vice President and General Manager, Storage Management Business Unit
Diane N. Gallo	44	Vice President, Human Resources
W. Michael Gawarecki	54	Vice President, Operations
Vernon A. LoForti	49	Vice President, Chief Financial Officer and Secretary
Darin W. Richins	36	Vice President, Marketing
Robert J. Scroop	54	Vice President and General Manager, Storage Resource Business Unit

        Christopher P. Calisi is a director. See "Election of Directors" for a description of his business experience.

        Chester Baffa joined us in April 2001 as Vice President of Sales and was named Vice President of Worldwide Sales and Customer Support in August 2001. From May 2000 to April 2001, he served as Vice President of Sales and Marketing for Exabyte Corporation, a provider of tape and automation products. From June 1995 to December 1999, he served as Vice President of Sales and Marketing and then Vice President and General Manager of the professional services group of Quantum Corporation/ATL, a provider of tape drive and tape media cartridges and storage solutions. Prior to joining Quantum, he was Senior Vice President, Sales and Marketing with Micropolis Corporation, an information storage company, and previously held a similar position with Okidata Corporation, a computer peripheral company.

        John F. Cloyd was named Vice President and General Manager of our Storage Management Business Unit in August 2001. Prior to that time, he served as our Vice President of Information Technology Services, and he has held several other information management positions since joining us in October 1994. From August 1987 to October 1994, he held various positions with Cadkey, Inc., a personal computer software company, the last of which was Information Systems Manager. From December 1983 to August 1987, he held several positions with Hewlett- Packard Company, the last of which was Independent Software Vendor Account Manager.

        Diane N. Gallo has served as Vice President of Human Resources since joining us in October 2001, but was recently named an executive officer with the same title in August 2002. From October 1999 to July 2001, she was Vice President of Culture and Talent for Centegy Corporation, a supply-chain software firm. From June 1997 to September 1999, Ms. Gallo was Vice President of Human Resources with Permanente Company, a physician consulting and venture management firm. Prior to joining Permanente, she held human resources positions with several companies including Harris Methodist Health Systems, Sharp HealthCare, Fireman's Fund Insurance Co. and Safeway Stores, Inc.

        W. Michael Gawarecki has served as Vice President of Operations since joining us in July 1998. From October 1997 to June 1998, he was Vice President of Operations for SubMicron Systems

Corporation, a supplier of equipment to the semiconductor industry. From February 1994 to September 1997, Mr. Gawarecki was director of California operations for Millipore Corporation, a supplier of purification products to the biopharmaceutical and semiconductor industries. From February 1993 to January 1994, he was Director of Advanced Manufacturing at Telectronics Pacing Systems, a medical device company.

        Vernon A. LoForti has served as Vice President and Chief Financial Officer since joining us in December 1995, as Secretary since November 1997, and as Assistant Secretary from December 1995 to November 1997. From August 1992 to December 1995, he was the Chief Financial Officer for Priority Pharmacy, a privately held pharmacy company. From 1981 to 1992, Mr. LoForti was Vice President of Finance for Intermark, Inc., a publicly held conglomerate.

        Darin W. Richins has served as Vice President of Marketing since joining us in January 2002. From August 1999 to December 2001, he was Vice President of Corporate Marketing for Novell, Inc., a Net services software company. From January 1998 to July 1999, Mr. Richins was Executive Vice President of Brodeur Worldwide, one of the world's largest public relations and communications consulting firms. From January 1996 to January 1998, he was Senior Vice President of Brodeur Porter Novelli, a technology public relations firm. Prior to joining Brodeur, he held marketing and public relations positions with Novell, Inc., WordPerfect Corp. and Dahlin Smith White.

        Robert J. Scroop was named Vice President and General Manager of our Storage Resource Business Unit in August 2001. Prior to that time, he served as our Vice President of Engineering since joining us in February 1993. From April 1990 to February 1993, he was Vice President of Engineering of the Cipher Division of Archive Corporation, a computer storage company. From December 1985 to April 1990, he was Director of Engineering for Cipher.

COMPENSATION OF EXECUTIVE OFFICERS

        The following table shows the compensation paid to or earned by each person who served as our Chief Executive Officer during the last fiscal year and each of our four next highest paid executive officers for the fiscal years ending June 30, 2002, 2001 and 2000:

Summary Compensation Table

		Annual Compensation			Long-term Compensation
Name and Principal Position	Year	Salary	Bonus (1)		Securities Underlying Options	All Other Compensation (2)
Christopher P. Calisi President and Chief Executive Officer (3)	2002 2001	$360,938 107,967	$196,868 16,447		— 600,000	$13,770 4,245	(4)
Chester Baffa Vice President, Worldwide Sales and Customer Support (5)	2002 2001	$240,625 57,694	$102,539 47,406	(6) (8)	— 150,000	$53,087	(7)
Vernon A. LoForti Vice President, Chief Financial Officer and Secretary	2002 2001 2000	$202,125 191,327 140,000	$58,893 20,407 23,159		— 30,000 51,500	$1,285 — —	(9)
Robert J. Scroop Vice President and General Manager, Storage Resource Business Unit	2002 2001 2000	$192,500 183,544 150,000	$51,591 16,771 21,688		— 30,000 45,000	$18,363 7,629 4,250	(10)
W. Michael Gawarecki Vice President, Operations	2002 2001 2000	$173,250 176,440 150,000	$47,502 13,299 25,482		— 35,000 40,000	$8,837 7,931 4,500	(11)

(1)
Bonuses are included here in the fiscal years in which they were earned. For fiscal year 2001, includes bonuses paid in January 2001 to Messrs. LoForti, Scroop and Gawarecki under our executive officers' bonus plan, and bonuses paid in August 2001 to Messrs. Calisi, LoForti, Scroop and Gawarecki under our one-time partial salary restoration plan discussed below. For fiscal year 2002, except as otherwise footnoted below, includes bonuses paid to each named executive officer in October 2001 and January 2002 under our executive officers' bonus plan. No executive bonuses were earned in the third and fourth quarters of fiscal year 2002.

(2)
Except as otherwise footnoted below, these amounts represent employer matching contributions that we made under our 401(k) Plan on behalf of each named executive officer.

(3)
Mr. Calisi became our President and Chief Executive Officer on March 12, 2001 at an initial annual base salary of $375,000, before adjustment for the 10% salary reduction.

(4)
Represents employer matching contributions that we made on behalf of Mr. Calisi under our 401(k) Plan in the amount of $11,880 and premiums we paid on his behalf for term life and disability insurance in the amount of $1,890.

(5)
Mr. Baffa became our Vice President of Sales on April 2, 2001 at an initial annual base salary of $250,000, before adjustment for the 10% salary reduction.

(6)
Includes $51,366 of sales commissions earned by Mr. Baffa in fiscal year 2002.

(7)
Represents $39,321 of relocation expenses paid to Mr. Baffa in fiscal year 2002 associated with his move to San Diego, employer matching contributions that we made on his behalf under our 401(k) Plan in the amount of $12,506 and premiums we paid on his behalf for term life and disability insurance in the amount of $1,260.

(8)
Includes $21,391 of sales commissions earned by Mr. Baffa in fiscal year 2001.

(9)
Represents premiums we paid on Mr. LoForti's behalf for term life and disability insurance.

(10)
Represents $9,615 of accrued, but unused vacation time paid out to Mr. Scroop in fiscal year 2002, employer matching contributions that we made on his behalf under our 401(k) Plan in the amount of $7,740 and premiums we paid on his behalf for term life and disability insurance in the amount of $1,008.

(11)
Represents employer matching contributions that we made on behalf of Mr. Gawarecki under our 401(k) Plan in the amount of $7,779 and premiums we paid on his behalf for term life and disability insurance in the amount of $1,058.

        As part of a cost reduction effort and in an effort to meet our fiscal year 2001 financial objectives, our Board instituted in April 2001 a company-wide temporary 10% reduction in compensation for our employees, executive officers and Board members. Our Board also eliminated management bonuses payable under our executive bonus plan for the second half of fiscal year 2001. To assist in the retention of our employees while the temporary salary reduction was in effect, we established a special one-time salary restoration plan to potentially offset the 10% salary reduction. In August 2001, we paid a one-time partial salary restoration payment to all of our employees, including our executive officers, after we exceeded our earnings per share target for the fourth quarter of fiscal 2001. The 10% salary reduction was eliminated at the rate of 2.5% per quarter commencing July 1, 2001 and ending April 1, 2002.

Stock Option Grants

        No stock options or stock appreciation rights were granted during fiscal year 2002 to the executive officers named in the Summary Compensation Table.

Stock Option Exercises and Holdings

        The following table shows stock options exercised during fiscal year 2002 and unexercised options held at the end of the year by each of the executive officers named in the Summary Compensation Table.

Aggregated Option Exercises in Last Fiscal Year
and Fiscal Year End Option Values

			Number of Securities Underlying Unexercised Options at June 30, 2002		Value of Unexercised In-The-Money Options at June 30, 2002 (1)
	Shares Acquired on Exercise
Name		Value Realized
			Exercisable	Unexercisable	Exercisable	Unexercisable
Christopher P. Calisi	0	$—	249,994	350,006	$1,955,903	$2,738,377
Chester Baffa	0	—	58,332	91,668	523,821	823,179
W. Michael Gawarecki	0	—	102,500	22,500	919,513	252,050
Vernon A. LoForti	10,000	129,912	130,817	15,000	1,331,376	162,825
Robert J. Scroop	10,000	137,847	141,867	15,000	1,243,716	162,825

(1)
Based upon the difference between the closing price of $16.48 on June 28, 2002 and the exercise price.

Employment, Severance and Change in Control Agreements

        Retention Agreements.    We entered into retention agreements with Messrs. LoForti, Scroop and Gawarecki effective January 27, 2000, with Mr. Calisi effective March 12, 2001 and with Mr. Baffa effective April 2, 2001. These agreements provide that the officer will receive a severance payment if, within two years of the consummation of a change in control of Overland, he is terminated without cause or resigns with good reason. These severance payments are based on the officer's base salary at the time of the consummation of the change in control or the termination date, whatever is higher, plus his target bonus for the year prior to the consummation of the change in control. The agreements provide that, upon a change in control, Mr. Calisi would be entitled to receive an amount equal to 2.5 times his base salary plus target bonus, and Mr. LoForti would be entitled to receive an amount equal to 2.0 times his base salary plus target bonus. Messrs. Baffa, Gawarecki and Scroop each would be entitled to an amount equal to their respective base salary plus target bonus. If any portion of any payment under any of the agreements would constitute an "excess parachute payment" within the meaning of Section 280G of the Internal Revenue Code, then that payment will be reduced to an amount that is one dollar less than the threshold for triggering the tax imposed by Section 4999 of the Internal Revenue Code.

        Employment Agreements.    We entered into employment agreements with each of the named executive officers shown in the table below. Except as footnoted below, each employment agreement has a one-year term, automatically renews for successive one-year terms, and provides for the compensation shown, although our Board may unilaterally modify an executive officer's compensation at any time.

Name	Title	Effective Date	Salary	Potential Bonus (1)		Stock Options (2)
Christopher P. Calisi	President and CEO	3-12-01	375,000	281,250		600,000
Chester Baffa (4)	Vice President, Sales	4-2-01	250,000	75,000	(3)	150,000
Vernon A. LoForti	Vice President and CFO	12-4-00	210,000	84,000		30,000
Robert J. Scroop (5)	Vice President, Engineering	1-1-01	200,000	80,000		30,000
W. Michael Gawarecki (6)	Vice President, Operations	1-1-01	180,000	81,000		35,000

(1)
Except as otherwise footnoted below, bonus amounts shown above are potential annual earnings, and final bonus payments are determined at the sole discretion of the Board of Directors based on performance criteria for the fiscal year. Bonuses shown in the Summary Compensation Table are the only bonuses that were actually paid for fiscal year 2002.

(2)
The exercise price for each stock option was the fair market value of the common stock on the grant date. The options granted to Messrs. LoForti, Scroop and Gawarecki each vest in monthly installments over a 12-month period from the grant date. Mr. Calisi's option vested 100,000 shares on September 12, 2001, and the remaining shares vest on a monthly basis through March 2004. Mr. Baffa's option vested 50,000 shares on April 2, 2002, and the remaining shares vest on a monthly basis through April 2004. Vesting for each of these options accelerates in the event of a merger, sale, liquidation or other change of control of Overland.

(3)
Mr. Baffa is also eligible to receive potential commission compensation of up to $12,500 per quarter, or such other amount as determined by the Board and the President and CEO, based upon 100% achievement of the Company's quarterly sales goals.

(4)
Mr. Baffa's employment agreement terminated October 8, 2002.

(5)
Mr. Scroop's employment agreement terminated March 12, 2002.

(6)
Mr. Gawarecki's employment agreement terminated March 12, 2002.

        If we terminate the executive officer's employment without cause, then we are obligated to pay the officer a severance payment equal to his base salary, payable on a pro-rated basis according to our normal payroll cycle for the 12 months following his termination. In addition, he is entitled to receive accelerated vesting for any stock options that would otherwise have vested during the 12-month period following his termination. He is also entitled to receive the cash severance payment if he resigns for good reason because of any of the following events:

  •
  reduction in compensation of more than 10%;

  •
  change in position or duties so that his duties are no longer consistent with his previous position; or

  •
  change in principal place of work to more than 50 miles from our current facility without his approval.

        Acceleration of Stock Options.    All stock options granted to the executive officers shown in the Cash Compensation Table will accelerate and become immediately exercisable in the event of a merger, sale, liquidation or other change of control of Overland.

Employee Benefit Plans

        In addition to the other compensation plans described above, we maintain the following employee benefit plans under which the executive officers shown in the Summary Compensation Table may participate or receive compensation.

        1997 Executive Stock Option Plan.    In November 1997, our shareholders approved our 1997 Executive Stock Option Plan. A total of 800,000 shares of common stock are currently authorized for issuance under our 1997 Plan, of which 60,363 shares remain available for grant as of August 30, 2002. Eligibility under our 1997 Plan is limited to our employees and the employees of our wholly-owned subsidiaries. The options granted under our 1997 Plan are exercisable at fair market value on the date of issuance, vest over a maximum of five years and have a term of ten years from the date of grant. Unless sooner terminated by our Board, our 1997 Plan expires on August 12, 2007. Our Board may amend, suspend, modify or terminate our 1997 Plan, subject to shareholder approval if required.

        2000 Stock Option Plan.    In October 2000, our shareholders approved our 2000 Stock Option Plan. In October 2001, our shareholders approved an amendment to our 2000 Plan to increase the number of shares of common stock available for issuance under the plan by an additional 1,000,000 shares to a total of 2,000,000 shares, of which 160,006 remain available for grant as of August 30, 2002. Eligibility under our 2000 Plan includes our employees, the employees of our wholly-owned subsidiaries, non-employee directors and consultants. The options granted under our 2000 Plan are exercisable at fair market value on the date of issuance, may be granted subject to vesting schedules, and have a term of ten years from the date of grant. Unless sooner terminated by our Board, our 2000 Plan expires in September 2010. Our Board may amend, suspend, modify or terminate our 2000 Plan, subject to shareholder approval if required.

        1996 Employee Stock Purchase Plan.    In December 1996, our Board adopted our 1996 Employee Stock Purchase Plan (ESPP) to provide an opportunity for our employees to purchase shares of our common stock and have an additional incentive to contribute to our prosperity. Our ESPP became effective in February 1997. Our Compensation Committee administers the ESPP and sets option periods of up to 27 months, during which each participant is granted a purchase option. The purchase option allows the employee to purchase shares of common stock through payroll deductions accumulated during a particular option period. These option periods currently are set at six months. Our ESPP places limits on the number of shares of stock that may be purchased at 1,500 shares in any option period and $25,000 in maximum fair market value in any calendar year. Employees purchase the shares at the lower of at least 85% of the fair market value at the beginning of the option period or at least 85% of the fair market value on the purchase date. Regular full-time employees are eligible to participate in the ESPP. Participants may authorize payroll deductions for the ESPP of up to 15% of their compensation, including base, overtime and commissions. The ESPP currently authorizes us to issue up to 500,000 shares of common stock. Our employees have purchased a total of 367,037 shares of common stock under the ESPP. The ESPP will terminate in January 2007.

        401(k) Plan.    In February 1994, we adopted our On-Track 401(k) Savings Plan that covers all of our eligible employees who complete six months of service and are at least 21 years old. Employees may elect to defer up to 15% of their eligible compensation (not to exceed the statutorily prescribed annual limit) in the form of elective deferral contributions to our 401(k) Plan. The elective deferral contributions are fully vested and nonforfeitable at all times and are invested in accordance with the directions of the participants. Our 401(k) Plan is intended to qualify under Section 401 of the Internal Revenue Code so that employee contributions and income earned on such contributions are not taxable to employees until withdrawn. During fiscal year 2002, we matched 75% of the contributions on the first 6% of eligible compensation deferred by our 401(k) Plan participants.

Compensation Committee Interlocks and Insider Participation

        During fiscal year 2002, Messrs. Degan, Preuss and Shane served on the Compensation Committee. None of these directors has ever been employees or officers of Overland. None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

        The following performance graph and reports of the Compensation Committee and the Audit Committee are not "soliciting material", are not deemed filed with the Securities and Exchange Commission and are not to be incorporated by reference in any filings of Overland Storage, Inc under the Securities Act of 1933 or the Securities Exchange Act of 1934.

Performance Graph

        The above graph assumes that $100.00 was invested in our common stock and in each index on June 30, 1997. Although we have not declared a dividend on our common stock, the total return for each index assumes the reinvestment of dividends. Shareholder returns over the period presented should not be considered indicative of future returns.

REPORT OF THE COMPENSATION COMMITTEE
OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

        The Compensation Committee of our Board reviews and approves executive officer compensation, makes recommendations to the Board regarding compensation of our directors and oversees the administration of our employee stock option plans and the ESPP. The Compensation Committee's policy on executive compensation is that compensation should:

  •
  be effective in attracting and retaining key executives critical to our success;

  •
  align the interests of the executives with the interests of our shareholders;

  •
  reflect our financial performance; and

  •
  reward executives for their individual performance.

        Executive compensation includes base salary, bonuses based on our performance and the individual performance of the officers, and stock option grants. The Compensation Committee has designed these compensation programs to provide incentives for both short and long-term performance.

Base Salary

        The Compensation Committee sets the base salary of our Chief Executive Officer at an amount that it believes is competitive with the salaries paid to the chief executive officers of other companies of comparable size in similar industries. Salary levels of our other executive officers are set in a like manner. In evaluating salaries, the Compensation Committee utilizes surveys of the compensation practices of high technology companies. The Compensation Committee also relies on information provided by our human resources department personnel and their knowledge of local pay practices. Furthermore, the Compensation Committee considers the executives' performance of their job responsibilities and our overall financial performance.

        Mr. Calisi has served as our President and Chief Executive Officer since March 12, 2001. The Compensation Committee set his annual base salary at $375,000. This salary was established according to the above guidelines and pursuant to the terms of his employment agreement.

        In April 2001, as part of a cost reduction effort and in an effort to meet our financial objectives, the Compensation Committee recommended to our Board that we institute a company-wide temporary 10% reduction in compensation for our employees, executive officers and Board members. This temporary 10% salary reduction was eliminated at the rate of 2.5% per quarter commencing July 1, 2001 and concluding April 1, 2002.

Bonuses

        Executive Bonus Plan.    Our CEO and executive officers participate in our executive bonus plan which is designed as a performance-based component of their compensation package. The Compensation Committee tailors the bonus plan for each executive to be unique to his area of responsibility. For fiscal year 2002, the plan established by the Compensation Committee was evaluated and paid on a quarterly basis and included two performance measurement points for each executive officer:

  •
  our actual earnings per share (EPS) in comparison to the target approved by the Committee; and

  •
  achievement of individual job performance goals and objectives.

        At the end of the first and second quarters of fiscal year 2002, EPS targets and performance measurement points for each executive officer were met and in October 2001 and January 2002, we paid bonuses to our executive officers. No bonuses were paid for the third and fourth fiscal quarters as the EPS targets were not achieved.

Stock Option Grants

        We provide our executive officers with long-term incentives by granting them stock options. The exercise price of these options is equal to the closing market price of our common stock on the date of grant. The options generally vest monthly over a three-year period for existing employees, and for new employees, one-third of these options vest after the first year of employment and the remaining two-thirds vest monthly over the next two years. An initial grant of options is made at the time an executive is hired. The Compensation Committee considers on an annual basis any additional grants that should be made based on both Company and individual performance. The Compensation Committee takes into account the executive's position and level of responsibility, existing stock and unvested option holdings and the potential reward if the stock price appreciates in the public market.

        Other than a new-hire option granted to Ms. Gallo in October 2001 and Mr. Richins in January 2002, and a promotion option granted to Mr. Cloyd in August 2001 upon his appointment as an executive officer, the Compensation Committee did not grant options to its executive officers during fiscal year 2002. During fiscal year 2001, the Company undertook a search for a new CEO. During that search, the Board felt that it was necessary to grant retention options to existing executive officers and provided such grants in December 2000 and January 2001. Because these grants were made mid-year, the Committee did not feel compelled to grant any additional options during fiscal year 2002.

        The Compensation Committee believes that in total, management compensation levels during fiscal year 2002 appropriately reflect the application of its compensation policy.

                      THE COMPENSATION COMMITTEE:

                      Peter Preuss, Chairman
                      Robert A. Degan
                      John A. Shane

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

        The purpose of the Audit Committee is to assist our Board of Directors in its general oversight of our financial reporting, internal control and audit functions. Management is responsible for the preparation, presentation and integrity of our financial statements, accounting and financial reporting principles, internal controls and procedures designed to assure compliance with accounting standards, applicable laws and regulations. Our independent accounting firm is responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards.

        The Audit Committee is comprised of independent directors who satisfy the requirements of the Sarbanes-Oxley Act of 2002. Our Audit Committee Chairman, John A. Shane, qualifies as a financial expert as defined in the Act with prior experience as a Chief Financial Officer. He also brings great value to the Committee by virtue of his vast experience as a venture capitalist and as a past board member to many other public and private companies. The Audit Committee members, however, are not professional accountants or auditors and their functions are not intended to duplicate or to certify the activities of management and the independent audit, nor can the Audit Committee certify that the independent accountants are "independent" under applicable rules. The Audit Committee serves in a board-level oversight role where it provides advice, counsel and direction to management and the independent accountants on the basis of the information it receives, discussions with the accountants and the experience of the Audit Committee's members in business, financial and accounting matters.

Review with Management

        The Audit Committee has reviewed and discussed our audited financial statements with management.

Review and Discussions with Independent Accountants

        The Audit Committee reviewed with the independent accountants, who are responsible for expressing an opinion on the conformity of our audited financial statements with generally accepted accounting principles, the independent accountants' judgments as to the quality, not just the acceptability, of our accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards, including the matters required to be discussed by Statement of Auditing Standards No. 61. In addition, the Audit Committee has discussed with the independent accountants the accountants' independence from management and Overland. The Audit Committee also has received from the independent accountants the written disclosures and the letter regarding its independence as required by Independence Standards Board Standard No. 1.

        The Audit Committee discussed with our independent accountants the overall scope and plans for their audit of our financial statements. The Audit Committee met with our independent accountants, with and without management present, to discuss the results of the independent accountants' examination, their evaluation of our internal controls, and the overall quality of our financial reporting.

Conclusion

        Based on the review and discussions referred to above, the Audit Committee recommended to our Board, and the Board has approved, that the audited financial statements be included in our annual report on Form 10-K for the fiscal year ended June 30, 2002. The Audit Committee and our Board have also recommended, subject to shareholder approval, the appointment of our independent accountants.

                      THE AUDIT COMMITTEE:

                      John A. Shane, Chairman
                      Robert A. Degan
                      Peter Preuss

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        Retention Agreements.    In addition to the retention agreements referenced in "Compensation of Executive Officers," we have also entered into retention agreements with Mr. Cloyd effective July 24, 2001, Mr. Richins effective January 16, 2002 and Ms. Gallo effective August 8, 2002. These agreements provide that the officer will receive a severance payment if, within two years of the consummation of a change in control of Overland, he or she is terminated without cause or resigns with good reason. These severance payments are based on the officer's base salary at the time of the consummation of the change in control or the termination date, whatever is higher, plus his or her target bonus for the year prior to the consummation of the change in control. These agreements provide that, upon a change in control, each would be entitled to an amount equal to their respective base salary plus target bonus. If any portion of any payment under any of the agreements would constitute an "excess parachute payment" within the meaning of Section 280G of the Internal Revenue Code, then that payment will be reduced to an amount that is one dollar less than the threshold for triggering the tax imposed by Section 4999 of the Internal Revenue Code.

        Employment Agreements.    In addition to the employment agreements referenced in "Compensation of Executive Officers," we also entered into an employment agreement with Mr. Cloyd effective July 24, 2001. This agreement expired on July 23, 2002. This agreement provided for (i) an annual salary of $166,500 during the quarter ended September 30, 2001 with an increase of $4,500 per quarter for each of the succeeding three quarters; and (ii) an annual bonus in accordance with the Company's executive officers' bonus plan. This agreement provided that if we had terminated Mr. Cloyd's employment without cause we would have been obligated to pay Mr. Cloyd a severance payment equal to his base salary, payable on a pro-rated basis according to our normal payroll cycle for the 12 months following his termination. In addition, he was entitled to receive accelerated vesting for any stock options that would otherwise have vested during the 12-month period following his termination. He was also entitled to receive the cash severance payment if he resigned for good reason because of any of the following events:

  •
  reduction in compensation of more than 10%;

  •
  change in position or duties so that his duties were no longer consistent with his previous position; or

  •
  change in principal place of work to more than 50 miles from our current facility without his approval.

        Indemnification of Our Executive Officers and Directors.    Our executive officers and directors are indemnified under the California Corporations Code and our articles of incorporation and bylaws to the fullest extent permitted under California law. We have also entered into indemnification agreements with each of our executive officers and directors.

        Severance Agreement with Scott McClendon.    Mr. McClendon's employment as an officer and employee was terminated on June 30, 2001. He continues to serve as Chairman of our Board of Directors and is a non-employee director. In accordance with Mr. McClendon's employment agreement, we paid Mr. McClendon a cash severance payment payable according to our regular payroll cycle during the 12 months following his termination (the "Severance Period"). The aggregate amount of his $312,813 severance payment was calculated on his $292,500 base salary in effect on June 30, 2001, adjusted to eliminate the temporary 10% salary reduction at the rate of 2.5% per quarter that commenced July 1, 2001 and ended on April 1, 2002. We also provided health care coverage to Mr. McClendon during the Severance Period. Pursuant to Mr. McClendon's employment agreement, we were also required to accelerate the vesting of stock options which would have vested during the Severance Period had Mr. McClendon remained an employee. Vesting was accelerated for 37,500 option shares held by Mr. McClendon. In addition, we extended Mr. McClendon's post-termination exercise period from 30 days to 12 months. We also agreed to provide Mr. McClendon with outside office space for a one-year period at a cost of $1,050 per month, plus approximately $200 per month in executive office services.

OTHER MATTERS

        We know of no other matters to be submitted at the annual meeting. If any other matters are properly brought before the annual meeting, it is the intention of the persons named in the enclosed proxy to vote the shares that they represent in accordance with their judgment.

        For further information about Overland Storage, Inc., please request a copy of our annual report on Form 10-K for the fiscal year ended June 30, 2002 that we filed with the Securities and Exchange Commission. It is available free of charge by sending a written request to Investor Relations, Overland Storage, Inc., 4820 Overland Avenue, San Diego, California 92123-1235.

                      By Order of the Board of Directors

                      VERNON A. LoFORTI
                       Secretary

OVERLAND STORAGE, INC.	2002 PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        I appoint Christopher Calisi and Vernon A. LoForti, or either of them, with power of substitution to each, to vote all shares of common stock which I have power to vote at the annual meeting of shareholders of Overland Storage, Inc. to be held on Tuesday, November 19, 2002 at 9:00 a.m. (Pacific Time), or at any adjournment or postponement thereof, in accordance with the instructions on the reverse side of this card and with the same effect as though I were present in person and voting such shares. My appointed proxies are authorized in their discretion to vote upon such other business as may properly come before the annual meeting.

(CONTINUED, AND TO BE SIGNED AND DATED ON REVERSE SIDE)

Thank You For Voting

There are three ways to vote your Proxy.
Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.	COMPANY # CONTROL #

VOTE BY PHONE — TOLL FREE 1-800-240-6326 — QUICK *** EASY *** IMMEDIATE
Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week until 9:00 a.m., Pacific Time, on November 18, 2002. Have your proxy card in hand when you call. You will be prompted to enter your 3-digit company number and a 7-digit control number, which are located above, and then follow the simple instructions.

VOTE VIA INTERNET — http://www.eproxy.com/ovrl/ — QUICK *** EASY *** IMMEDIATE
Use the Internet to vote your proxy 24 hours a day, 7 days a week until 10:00 a.m., Pacific Time, on November 18, 2002. Have your proxy card in hand when you access the web site. You will be prompted to enter your 3-digit company number and a 7-digit control number, which are located above, and then follow the simple instructions to create an electronic ballot.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Overland Storage, Inc., c/o Wells Fargo Shareowner Services, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by phone or Internet, please do not mail your proxy card.

THE DIRECTORS RECOMMEND A VOTE "FOR" ITEMS 1 AND 2

1.	ELECT DIRECTORS:	01 Christopher Calisi 02 Robert A. Degan 03 Scott McClendon	04 Peter Preuss 05 John A. Shane	☐	Vote FOR all nominees (except as marked)	☐	Vote WITHHELD from all nominees
(Instruction: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided at right.)

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2.	RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT ACCOUNTANTS:	☐	For	☐	Against	☐	Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address change? Mark Box Indicate changes below	☐	Date:

(Signature)
(Signature if held jointly)

Please sign exactly as your name(s) appear to the left. When signing in a fiduciary or representative capacity, please add your full title. If shares are registered in more than one name, all holders must sign. If signature is for a corporation or partnership, the handwritten signature and title of an authorized officer or person is required, together with the full company name.

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
2002 PROXY STATEMENT
BOARD STRUCTURE AND COMPENSATION
PROPOSAL NO. 1 ELECTION OF DIRECTORS
PROPOSAL NO. 2 RATIFICATION OF INDEPENDENT ACCOUNTANTS
COMPENSATION OF EXECUTIVE OFFICERS
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
OTHER MATTERS